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                                                                   Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Alamosa Holdings, Inc. of our reports dated February 28, 2000 relating to the consolidated financial statements and financial statement schedule of Alamosa PCS Holdings, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP


Dallas, Texas
October 12, 2000